UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT PURSUANT
TO SECTION 13 OR 15(D) OF
THE SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): October 22, 2009

WEIS MARKETS, INC.
(Exact Name of Registrant as Specified in Charter)

Pennsylvania
(State or Other Jurisdiction of Incorporation)

1-5039 (Commission File Number)	24-0755415 (IRS Employer Identification No.)
1000 South Second Street Sunbury, PA (Address of Principal Executive Offices)	17801 (Zip Code)

Registrant's telephone number, including area code: (570) 286-4571

N/A
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[ ]  Soliciting material pursuant to Rule 14a-12(b) under the Exchange Act (17 CFR 240.14a-12(b))
[ ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[ ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(c) Scott F. Frost, age 46, was appointed Vice President, Chief Financial Officer and Treasurer of Weis Markets, Inc. (the "Company") on October 26, 2009. Mr. Frost has served as Acting Chief Financial Officer, Controller, Assistant Treasurer and Assistant Secretary of the Company during the past five years.

(d) On October 22, 2009, the Board of Directors of the Company appointed Glenn Steele Jr., M.D., Ph.D. as an independent director, effective October 22, 2009. Dr. Steele was also appointed as a member of the Company's Audit Committee.

The Company was notified on October 19, 2009 by letter from NYSE Regulation, Inc. (the "NYSE"), that it was deficient in meeting the requirements of Section 303A.07(a) of the NYSE Listed Company Manual, which requires the Company to have three members on its Audit Committee. As a result of Dr. Steele's appointment as a member of the Company's Audit Committee, the Company believes that it has cured its deficiency under Section 303A.07(a) of the NYSE Listed Company Manual and is now compliant with that section.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

WEIS MARKETS, INC.

By: /s/Scott F. Frost
Name: Scott F. Frost
Title: Vice President, Chief Financial Officer
and Treasurer
(Principal Financial Officer and
Principal Accounting Officer)
Dated: October 27, 2009